UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest reported) March 16, 2016

American River Bankshares

(Exact name of registrant as specified in its chapter)

California	0-31525	68-0352144
(State or other jurisdiction Of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3100 Zinfandel Drive, Suite 450, Rancho Cordova, California	95670
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code	(916) 851-0123

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Solicitation material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Page 1 of 4 Pages

The Index to Exhibits is on Page 3

Item 5.02. Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers; Compensatory Arrangements of Certain Officers.

(b)

On March 16, 2016, the Registrant, American River Bankshares (the “Company”), received a letter from Director Roger J. Taylor, D.D.S., indicating that effective May 18, 2016, he intends to resign from the Board of Directors of the Company and of American River Bank. American River Bank is the Registrant’s banking subsidiary. Dr. Taylor’s term expires on May 18, 2016 and he does not intend to stand for reelection. The reason for Dr. Taylor’s resignation is set forth in his letter and is not the results of any disagreement with the Registrant on any matter relating to the Registrant’s operations, policies or practices. The Registrant has provided Dr. Taylor with a copy of this disclosure prior to filing this Form 8-K with the Commission and gave him an opportunity to provide the Registrant with a letter addressed to the Registrant stating whether he disagreed with the statements made by the Registrant in this disclosure. No such additional letter was received by the Registrant.

The foregoing description is qualified by reference to the letter of resignation from Dr. Taylor, dated March 16, 2016 attached as Exhibit 99.1.

Item 9.01. Financial Statements and Exhibits.

(c)	Exhibits

(99.1)	Letter of resignation from Roger J. Taylor, D.D.S.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AMERICAN RIVER BANKSHARES

/s/ Mitchell A. Derenzo
March 17, 2016	Mitchell A. Derenzo, Chief Financial Officer

	INDEX TO EXHIBITS

Exhibit No.	Description	Page

99.1	Letter of resignation from Roger J. Taylor, D.D.S.	4